UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 24, 2015
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2015, the United States District Court for the Northern District of California preliminarily approved the terms of a proposed settlement entered into by Hewlett-Packard Company (“HP”) and the plaintiffs in the case captioned In re Hewlett-Packard Company Shareholder Derivative Litigation, Case No. C-12-6003-CRB (N.D. Cal.). The settlement remains subject to court approval. If approved, the settlement will release all the claims advanced in that case as well as certain claims asserted in related, consolidated lawsuits pending in California state court.

Pursuant to the terms of the settlement agreement, (i) HP is publishing a notice of the proposed settlement (the “Notice”) in The Wall Street Journal, The New York Times, The San Francisco Chronicle, and Investor’s Business Daily on March 24 and 25, 2015 and (ii) HP has filed the Notice with the United States Securities and Exchange Commission as Exhibit 99.1 to this Current Report on Form 8-K, and has published the Notice and the settlement agreement on the “Investor Relations” portion of the HP website.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Notice of Proposed Settlement of Shareholder Derivative Action and of Hearing (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 24, 2015	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Notice of Proposed Settlement of Shareholder Derivative Action and of Hearing (filed herewith).